Exhibit 99.1

Activate Energy Acquisition Corp. Announces Filing of Annual Report for Year Ended December 31, 2025

GRAND CAYMAN, Cayman Islands, March 13, 2026 – Activate Energy Acquisition Corp. (NASDAQ: AEAQ) (the “Company”), a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, today announced that it has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) with the U.S. Securities and Exchange Commission (“SEC”).

Key Highlights from the Annual Report Include:

●	Cash and Investments: Approximately $ 230,556,356 held in the trust account, invested in U.S. government securities or money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act.

●	Operating Results: Net income of $ 300,371 for the fiscal year ended December 31, 2025, primarily driven by interest income.

●	Business Combination Timeline: The Company has until December 4, 2027, to complete its initial business combination, subject to any extensions in accordance with its governing documents.

●	Appointment of New Directors. As of March 4, 2026, the Company has appointed two New Directors, Paul Moore and Keith Byer to replace Richard Lorentz and Andrew Childs.

Paul Moore

●	Paul Moore has extensive oil/gas upstream exploration development and production track record. From September 2014 to September 2022, Mr. Moore held multiple executive roles at Todd Corporation, including CEO of Todd Energy International, where he led major upstream developments in British Columbia and advanced a $2.5 billion methanol project in the United States. From July 2009 to July 2011, Mr. Moore served as CEO and Managing Director of Otto Energy Limited. He began his career with Shell International Petroleum Company Limited. as a petroleum engineer and later held senior operational and project leadership roles at Fletcher Challenge Energy Ltd. and Santos Limited, ultimately serving as Vice President of Development Projects and Technical Services at Santos Limited. Mr. Moore also held senior leadership positions at Woodside Petroleum Ltd, including Executive Vice President of Development Division, overseeing liquefied natural gas growth, major field developments, and drilling and subsurface activities. He holds a master’s in business administration from the University of Strathclyde Scotland, UK and a Bachelor of Science in civil engineering and diploma of engineering from the University of Southampton, UK.

Activate Energy Acquisition Corp.

71 Fort Street, PO Box 500

Grand Cayman, Cayman Islands, KY1-1106

Telephone: (302) 207-9500 www.activateenergy.us

Keith Byer

●	Keith Byer is a financial and risk expert who retired as Senior Managing Director at Deloitte Touche Tohmatsu Limited (“Deloitte”) in September 2024, with more than four decades of business experience. Since May 2024, Mr. Byer has served as Treasurer, Board Member, and Executive Committee Member for Lake Tahoe South Shore Chamber of Commerce. Mr. Byer was elected to Deloitte CIS’ Board of Directors and oversaw the practice’s growth from $12 million to $350 million. From June 2009 to September 2024, he served as Global Senior Managing Director for Reputation and Risk for Deloitte where he worked across nearly 100 countries helping member firms recover from and prevent crisis events. Earlier, as Deputy Managing Partner for Deloitte CIS, Mr. Byer managed risk associated with professional services in a highly fluid and developing economy. He was a key leader in building growth strategies that grew the CIS practice 12 times and managed headcount growth from 150 to over 4,000. As Managing Partner of Deloitte Central Asia, Mr. Byer oversaw $25 million of profit-and-loss activity and drove top-line growth via geographical expansion, introduction of new products and services, and organic growth as well as bottom-line growth through employee retention and cost control. In leading the Financial Advisory practice at Deloitte CIS, Mr. Byer was responsible for $50 million of profit-and-loss activity and provided transactional support services and valuation. Mr. Byer was a credentialed Certified Public Accountant (retired) and Certified Fraud Examiner (inactive) and holds a bachelor’s degree in accounting from Texas A&M University.

Thomas Fontaine, Chairman & CEO of the Company, stated:

“We remain committed to identifying and executing a transaction that delivers long-term value to our shareholders. Our disciplined approach and strong capital position provide us with the flexibility to pursue high-quality opportunities.”

The Annual Report is available on the SEC’s website at www.sec.gov (https://bit.ly/3MYLMBf)

About Activate Energy Acquisition Corp.

The Company is a blank check company incorporated as an exempted company under the laws of the Cayman Islands, which will seek to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While it may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on industries that complement the management team’s and board of director’s background and network, and to capitalize on the ability of its management team and board of directors to identify and acquire a business, focusing on the oil and gas industry. Activate Energy Sponsors LLC is the Company’s sponsor.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. In evaluating these forward-looking statements, you should consider various factors. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact:

Activate Energy Acquisition Corp.

71 Fort Street, PO Box 500

Grand Cayman, Cayman Islands, KY1-1106

Telephone: (302) 207-9500

E-mail: info@activateenergy.us

Activate Energy Acquisition Corp.

71 Fort Street, PO Box 500

Grand Cayman, Cayman Islands, KY1-1106

Telephone: (302) 207-9500 www.activateenergy.us